Exhibit 23.1




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Syms Corp
Secaucus, New Jersey




We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 2-9703, 333-44254 and 333-127399) of Syms Corp of our report dated April 20, 2006, relating to the consolidated financial statements and the effectiveness of Syms Corp. and subsidiaries' internal control over financial reporting which appears in this Annual Report on Form 10-K.



/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, New York
April 21, 2006